UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2010

PC CONNECTION, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23827	02-0513618
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

730 Milford Road Merrimack, New Hampshire	03054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 603-683-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 29, 2010, Mr. John A. Polizzi entered into an employment agreement (the “Employment Agreement”) with PC Connection, Inc., a Delaware corporation (the “Company”) and was appointed Senior Vice President and Chief Information Officer of the Company effective as of February 1, 2010. Prior to joining the Company, Mr. Polizzi served as Senior Vice President and Chief Information Officer of BJ’s Wholesale Club, Inc., a warehouse club retailer, from 2005 to 2009. From 2001 to 2005, he was employed at Blockbuster Inc., the last two years as Senior Vice President and Global Chief Information Officer.

Pursuant to the terms of his Employment Agreement, Mr. Polizzi’s annual base salary will be $300,000 and he will be eligible to participate in the Company’s Executive Bonus Plan. In addition, the Company anticipates that, at the next regularly scheduled meeting of the Company’s Compensation Committee, Mr. Polizzi will be granted options to purchase 25,000 shares of the Company’s common stock, such options to vest at a rate of 25% per year over the first four anniversaries of the date of grant.

Pursuant to the terms of his Employment Agreement, in the event Mr Polizzi is terminated for any reason other than death, disability or cause, he is entitled to receive severance payments in an amount equal to his base salary at the rate in effect on the date of termination (the “Termination Date”) for a period of (i) six months or (ii) until such time as he secures other employment, whichever is shorter. In the event that Mr. Polizzi commences other employment payable at a rate less than $300,000 per year during the six months following the date of his termination, the Company shall continue to pay Mr. Polizzi his base salary, reduced by the amount of compensation received by him in such new employment during the period commencing upon his acceptance of said employment and concluding on the date that is six-months following the Termination Date.

There are no family relationships between Mr. Polizzi and any directors or executives officers, or persons nominated or chosen to be directors or executive officers, of the Company. Other than compensation solely resulting from his employment by the Company, there have been no transactions, since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant, in which Mr. Polizzi had or will have a direct or indirect material interest.

A copy of the Employment Agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

99.1    Employment Agreement, effective as of February 1, 2010, by and between the Company and Mr. Polizzi

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PC Connection, Inc.

Date: January 29, 2010	By:	/S/ JACK FERGUSON
Jack Ferguson Executive Vice President, Treasurer, and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Employment Agreement, effective as of February 1, 2010, by and between the Company and Mr. Polizzi